                                                                     EXHIBIT 3.3

                            AMENDED AND RESTATED/1/

                                    BY-LAWS

                                       OF

                                COST PLUS, INC.

                           (a California corporation)

                              (the "corporation")

                                   Article I

                                    OFFICES

     Section 1.1  Principal Office. The principal office for the transaction of
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the business of the corporation shall be located at 200 4th Street, Oakland, State of California. The Board of Directors of the corporation (the "Board" or the "Board of Directors") is hereby granted full power and authority to change said principal office to another location within or without the State of California.

     Section 1.2  Other Offices. One or more branch or other subordinate offices
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may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                   Article II

                                   DIRECTORS

     Section 2.1  Exercise of Corporate Powers. Except as otherwise provided by
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the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without limiting the foregoing, in addition to any other action required by law, by the Articles of Incorporation or by these By-Laws, approval by the Board of Directors or a duly established committee of the Board shall be required for any of the following corporate actions:

          (a) the election and removal of the Chairman (if any), the President, the Chief Financial Officer, or any other executive officer of the corporation or any significant subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act of 1933, as amended)

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     /1/As of November 17, 1999
of the corporation, the compensation of any of them, and the prescription of such powers and duties for them as are not inconsistent with the Articles of Incorporation, these By-Laws or applicable law;

          (b) lease of any real property on terms which exceed parameters approved by the Board;

          (c) ceasing of operations at any of the business locations of the corporation and any writeoff for any such location in excess of $250,000;

          (d) sale, exchange, mortgage, pledge or other disposition or encumbrance by the corporation of any real property or any other assets of the corporation having a net book or fair market value in excess of $1,000,000 other than sales of inventory in the ordinary course of business;

          (e) settlement of any claim involving a payment or forbearance, or any writeoff, by the corporation in excess of $500,000 not included in the annual capital expenditure budgets for the corporation;

          (f) appointment of auditors for the corporation and any significant change in the accounting principles or tax elections applicable to the corporation which are not mandated by generally accepted accounting principles or applicable law; and

          (g) any contract or other transaction between the corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers has a material financial interest.

     Section 2.2  Number. The number of directors of the corporation shall be
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not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

     Section 2.3  Need not Be Shareholders. The directors of the corporation
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need not be shareholders of the corporation.

     Section 2.4  Compensation. Directors shall receive such compensation for
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their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 2.5  Election and Term of Office. At each annual meeting of
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shareholders, directors shall be elected to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

     Section 2.6  Vacancies. A vacancy or vacancies in the Board of Directors
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shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 2.7  Removal. (a) Any and all of the directors may be removed
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without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, except that no director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

          (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

     Section 2.8  Approval of Loans. The corporation may, upon the approval of
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the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or of its parent, if any, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that: (i)the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation; (ii) the corporation has outstanding shares held Of record by 100 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the date of approval by the Board of Directors; and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the corporation shall have the power to make loans otherwise permitted by the California General Corporation Law.

                                  Article III

                                    OFFICERS

     Section 3.1  Election and Qualifications. The officers of this corporation
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shall consist of a President, a Chief Financial Officer and a Secretary who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, one or more Vice Presidents, an Assistant Treasurer, an Assistant Secretary and a Controller, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

     Section 3.2  Term of Office and Compensation. The term of office and salary
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of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

     Section 3.3  Removal and Vacancies. Any officer of the corporation may be
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removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

                                   Article IV

                             CHAIRMAN OF THE BOARD

     Section 4.1  Powers and Duties. The Chairman of the Board of Directors, if
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there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

                                   Article V

                                   PRESIDENT

     Section 5.1  Powers and Duties. The powers and duties of the President are:
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          (a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

          (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

          (c) To call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

          (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which do not require the approval of the Board of Directors under
Section 2.1 of the By-Laws and in the judgment of the President should be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

     Section 5.2  President pro tem. If neither the Chairman of the Board, the
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President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

                                   Article VI

                                 VICE PRESIDENT

     Section 6.1  Powers and Duties. In case of the absence, disability or death
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of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                              Article VII

                                   SECRETARY

     Section 7.1  Powers and Duties. The powers and duties of the Secretary are:
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          (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

          (b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

          (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

          (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

          (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 14.4 hereof.

          (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone, in case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

          (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                                  Article VIII

                            CHIEF FINANCIAL OFFICER

     Section 8.1  Powers and Duties. The powers and duties of the Chief
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Financial Officer are:

          (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

          (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial Officer's discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

          (c) To receive or cause to be received, and to give or cause to be given receipts and acquittances for moneys paid in for the account of the corporation.

          (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

          (e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

          (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

                                   Article IX

                                   TREASURER

     Section 9.1  Powers and Duties. The Treasurer shall have such powers and
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duties as from time to time may be prescribed by the board of directors or these By-Laws, including custody of and responsibility for all money and investments.

                                   Article X

                                   CONTROLLER

     Section 10.1  Powers and Duties. The Controller, if there be one, shall
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have the power and duty to keep and maintain adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares, and to render to the Chief Financial Officer, the President and the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation. The Controller shall generally have the power to do and perform all such other duties as pertain to the office of Controller and as may be required by the Board of Directors.

                                   Article XI

                            COMMITTEES OF THE BOARD

     Section 11.1  Appointments and Procedure. The Board of Directors may, by
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resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board, designate members of any committee, and designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

     Section 11.2  Powers. Any committee appointed by the Board of Directors, to
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the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

          (a) the approval of any action for which the California General Corporation Law or the Articles of Incorporation or these By-Laws requires the approval or vote of the shareholders or of a majority or supermajority of the directors then serving on the Board of Directors;

          (b)  the filling of vacancies on the Board or on any committee;

          (c) the fixing of compensation of the directors for serving on the Board or on any committee;

          (d)  the amendment or repeal of By-Laws or the adoption of new By-
 Laws;

          (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and

          (g) the appointment of other committees of the Board or the members thereof.

     Section 11.3  Executive Committee. In the event that the Board of Directors
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appoints an Executive Committee, such Executive Committee, in all cases in which specific directions to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 11.2 hereof) in such manner as the Executive Committee may deem best for the interests of the corporation.

                                  Article XII

                           MEETINGS OF SHAREHOLDERS

     Section 12.1  Place of Meetings. Meetings (whether regular, special or
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adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section
1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

     Section 12.2  Time of Annual Meetings. The annual meeting of the
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shareholders shall be held at the hour of 9:00 o'clock in the morning on the fourth Thursday in June in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

     Section 12.3  Special Meetings. (a) Special meetings of the shareholders
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may be called by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the vote at the meeting.

             (b) If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board or the President, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 12.4 and 12.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 12.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 12.4  Notice of Meetings. (a) Whenever shareholders are required or
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permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholder, but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

             (b) Any shareholder approval at a meeting, other unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

                   (1) a proposal to approve a contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more directors has a material financial interest;

                   (2)   a proposal to amend the Articles of Incorporation;

                   (3) a proposal regarding a reorganization, merger or consolidation involving this corporation;

                   (4)   a proposal to wind up and dissolve the corporation; and

                   (5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

     Section 12.5  Delivery of Notice. Notice of shareholders' meeting or any
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report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

     If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     Section 12.6  Adjourned Meetings. When a shareholders' meeting is adjourned
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to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 12.7  Consent to Shareholders' Meeting. The transactions of any
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meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if either before or after the meeting each of the persons entitled to vote, not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, unless otherwise provided in the Articles of Incorporation or By-Laws, except as provided in subdivision (b) of Section 12.4.

     Section 12.8  Quorum. (a) The presence in person or by proxy of the persons
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entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. Except as otherwise expressly required by statute, the Articles of Incorporation and these By-Laws, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders.

             (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

             (c) In the absence of a quorum, any meeting of shareholders from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

     Section 12.9  Actions without Meeting. (a) Any action which may be taken at
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any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of
Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

             (b) Unless the consents of all shareholders entitled to vote have been solicited in writing,

                   (1) notice of any shareholder approval on matters described in subparagraphs (1), (3) or (5) of subdivision (b) of Section 12.4 or respecting indemnification of agents of the corporation without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and

                   (2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote but who have not consented in writing; the provisions of Section 12.5 shall apply to such notice.

     Section 12.10 Revocation of Consent. Any shareholder giving a written
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consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     Section 12.11 Voting Rights. Except as provided in Section 12.13 or in the
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Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

     Section 12.12 Determination of Holders of Record. (a) In order that the
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corporation may determine the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

             (b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

                   (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                   (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                   (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

             (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date of the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

             (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these By-Laws or by agreement or applicable law.

     Section 12.13 Election of Directors. (a) In any election of directors, the
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candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

             (b) Election for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so requires.

     Section 12.14 Proxies. (a) Every person entitled to vote shares may
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authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

             (b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

             (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

     Section 12.15 Inspectors of Election. (a) In advance of any meeting of
                   ----------------------
shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

             (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

             (c) The inspectors of election shall perform their duties, impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     Section 12.16 Advance Notice of Shareholder Nominations. Nominations of
                   -----------------------------------------
persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days prior to the meeting; provided,
                                                                 --------
however, that in the event less than thirty (30) days' notice or prior public
-------
disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a)as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii)the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v)such person's written consent to being named as a nominee and to serving as a director if elected; and
(b) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such shareholder, (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder, and (iii)a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the

Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare at the meeting and the defective nomination shall be disregarded.

     Section 12.17 Advance Notice of Shareholder Business. At the annual meeting
                   --------------------------------------
of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. Business to be brought before the meeting by a shareholder shall not be considered properly brought if the shareholder has not given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to the principal executive offices of the corporation not less than forty five (45) days prior to the date on which the corporation first mailed proxy materials for the prior year's annual meeting; provided, however, that if the corporation's annual meeting of shareholders
--------  -------
occurs on a date more than thirty (30) days earlier or later than the corporation's prior year's annual meeting, then the corporation's Board of Directors shall determine a date a reasonable period prior to the corporation's annual meeting of shareholders by which date the shareholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board of Directors. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of the corporation, which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required by law to be provided by the shareholder in his capacity as proponent of a shareholder proposal. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                                 Article XIII

                             MEETINGS OF DIRECTORS

     Section 13.1  Place of Meetings. Unless otherwise specified in the notice
                   -----------------
thereof, meetings (whether regular, special or adjourned)of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with

Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

     Section 13.2  Regular Meetings. Regular meetings of the Board of Directors,
                   ----------------
of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.

     Section 13.3  Special Meetings. Special meetings of the Board of Directors
                   ----------------
may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors.

     Section 13.4  Notice of Meetings. Except in the case of regular meetings,
                   ------------------
notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 13.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 13.5  Quorum. A majority of the authorized number of directors
                   ------
constitutes a Quorum of the Board for the transaction of business. Except as otherwise expressly required by statute, the Articles of Incorporation or these By-Laws and every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 13.6  Adjourned Meeting. A majority of the directors present,
                   -----------------
whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 13.7  Waiver of Notice and Consent. (a) Notice of a meeting need
                   ----------------------------
not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

          (b) The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 13.8  Action Without a Meeting. Any action required or permitted to
                   ------------------------
be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 13.9  Conference Telephone Meetings. Members of the Board may
                   -----------------------------
participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

     Section 13.10  Meetings of Committees. The provisions of this Article apply
                    ----------------------
also to committees of the Board and action by such committees.

                                  Article XIV

                               SUNDRY PROVISIONS

     Section 14.1  Instruments in Writing. All checks, drafts, demands for money
                   ----------------------
and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

     Section 14.2  Fiscal Year. The fiscal year of this corporation shall end on
                   -----------
the Saturday nearest to the last day of January of each year.

     Section 14.3  Shares Held by the Corporation. Shares in other corporations
                   ------------------------------
standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

     Section 14.4  Certificates of Stock. There shall be issued to each holder
                   ---------------------
of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Section 14.5  Lost Certificates. The corporation may issue a new share
                   -----------------
certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

     Section 14.6  Certification and Inspection of By-Laws. The corporation
                   ---------------------------------------
shall keep at its principal executive office in this State, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this State, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

     Section 14.7  Notices. Any reference in these By-Laws to the time a notice
                   -------
is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving wire the notice has reason to believe will promptly communicate it to the recipient.

     Section 14.8  Reports to Shareholders. Except as may otherwise be required
                   -----------------------
by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation
Law). At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

     Section 14.9  Indemnification of Officers, Directors, Employees and Other
                   -----------------------------------------------------------
Agents. (a) The corporation shall, to the fullest extent permissible under, and
------
in the manner permitted by, California law, indemnify each of its directors and officers against "Expenses" (as defined in Section 317(a) of the California General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "Proceeding" (as defined in Section 317(a) of the California General Corporation Law), arising by reason of the fact that such person is or was an Agent (as defined in Section 317(a) of the California General Corporation Law) of the corporation. For purposes of this
Section 14.9, a "director" or "officer" of the corporation includes any person
(i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (b) The corporation shall have the power, to the fullest extent permissible under, and in the manner permitted by, California law, to indemnify each of its employees and other Agents against Expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any Proceeding, arising by reason of the fact that such person is or was an employee or Agent of the corporation. For purposes of this Section 14.9, an "employee" or "Agent" of the corporation includes any person (i) who is or was an employee or Agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or Agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or Agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (c) Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required or permitted pursuant to this
Section 14.9 shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 14.9.

          (d)  Enforcement. Without the necessity of entering into an express
               -----------
contract, all rights to indemnification and advances under this Section 14.9 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this By-Law and other relevant provisions of the California General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Section 14.9 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action (an "Action"), if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any Action that a claimant has not met the standard of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, provided that such defense shall not be available for an Action brought to enforce a claim for the advancement of expenses pursuant to subdivision (d) above if the claimant has tendered the required undertaking to the corporation. It shall not be a defense to an Action, nor shall it create a presumption that the claimant has not met the applicable standard of conduct, that the corporation (including its Board of Directors, independent counsel or shareholders) has failed, prior to the commencement of the Action, to have made a determination that the indemnification of the claimant is proper in the circumstances, or that the corporation (including its Board of Directors, independent counsel or shareholders) has actually determined that the claimant has not met the applicable standard of conduct.

          (e)  Non-Exclusivity of Rights. The rights conferred on any person by
               -------------------------
this Section 14.9 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or other Agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law.

          (f) No indemnification or advance shall be made under this Section 14.9, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

               (1) That it would be inconsistent with a provision of the Articles of Incorporation, these By-Laws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          (g)  Survival of Rights. The rights conferred on any person by this
               ------------------
Section 14.9 shall continue as to a person who has ceased to be a director, officer, employee or other Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (h)  Insurance. The corporation shall have the power to purchase and
               ---------
maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 14.9.

          (i)  Repeal or Modification. Any repeal or modification of this
               ----------------------
Section 14.9 shall not adversely affect any rights under this Section 14.9 of any director, officer or other Agent of the corporation relating to acts or omissions occurring prior to such repeal or modification.

          (j)  Saving Clause. If this Section 14.9 or any portion hereof shall
               -------------
be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer, any may nevertheless indemnify any employee or other Agent, to the full extent permitted by any applicable portion of this Section 14.9 that shall not have been invalidated, or by any other applicable law.

          (k) If the California General Corporation Law is hereafter amended to further indemnification of Agents of the corporation, then the Corporation shall be authorized to indemnify such Agents to the fullest extent permissible under the California General Corporation Law as so amended.

                                  Article XV

          CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW

     Section 15.1  Definitions. Unless defined otherwise in these By-Laws or
                   -----------
unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

     Section 15.2  By-Law Provisions Additional and Supplemental to Provisions
                   -----------------------------------------------------------
of Law. All restrictions, limitations, requirements and other provisions of
------
these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     Section 15.3  By-Law Contrary to or Inconsistent with Provisions of Law.
                   ---------------------------------------------------------
Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 15.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                  Article XVI

                   ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

     Section 16.1  By Shareholders. Except as otherwise expressly required by
                   ---------------
statute, the Articles of Incorporation or these By-Laws, By-Laws may be adopted, amended or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

     Section 16.2  By the Board of Directors. Except as otherwise expressly
                   -------------------------
required by statute, the Articles of Incorporation or these By-Laws and subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors (except to fix the authorized number of directors pursuant to a By-Law providing for a variable number of directors) may be adopted, amended or repealed by the Board of Directors.